Everest Hill Group Inc. & Affiliates

Schedule 13D/A

Schedule A

Transactions between August 17, 2023 and March 24, 2024

Reporting Persons: Everest Hill Group Inc. and all beneficial owner affiliates as reported on the Schedule 13D/A to which this Schedule A appears an exhibit.

Date	Buy/Sell	No. of Shares	Price/Share
8/17/2023	Buy	300,000	11.4999
9/15/2023	Buy	100	15.0000
9/19/2023	Buy	300	15.0000
10/17/2023	Buy	2,000	12.5000
11/8/2023	Buy	800	12.5000
11/9/2023	Buy	190,800	15.0000
11/9/2023	Buy	99,600	12.5000
11/10/2023	Buy	6,300	12.5000
11/15/2023	Sell	14,125	8.44090
11/17/2023	Sell	85,875	8.54610
11/20/2023	Sell	150,000	8.53240
11/21/2023	Sell	100	8.50500
11/22/2023	Sell	46,722	8.50550
11/24/2023	Sell	3,178	8.55000
12/6/2023	Sell	25,910	8.7657
12/13/2023	Sell	111,821	8.4097
12/14/2023	Sell	30,000	8.8997
12/18/2023	Buy	100	12.500
12/21/2023	Sell	84,173	7.3121
12/28/2023	Sell	1,020,000	7.3000
12/28/2023	Sell	50,000	7.3088
12/29/2023	Sell	30,000	7.3155

On March 24, 2024, all 8,000 AHCO Options held by Everest Hill Group, Inc. and Affiliates, underlying 800,000 shares of AHCO shares, expired.